UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2016 (April 20, 2016)

SOUTHWEST BANCORP, INC.

(Exact name of registrant as specified in its charter)

Oklahoma	001-34110	73-1136584
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

608 South Main Street, Stillwater, Oklahoma	74074
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (405) 742-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07Submission of Matters to a Vote of Security Holders

Election of Directors:   At the annual shareholders’ meeting of Southwest Bancorp, Inc. (the “Company”), held April 20, 2016, the shareholders of the Company re-elected eleven Director nominees and elected one Director nominee, each for a term expiring at the 2017 annual shareholders’ meeting or such later time as his or her successor is elected and qualified.  The Directors elected and the shareholders’ votes in the election of each Director were as follows:

	For	Withheld
James E. Berry II	15,399,006	499,434
Thomas D. Berry	15,484,712	413,728
John Cohlmia	15,622,145	276,295
David S. Crockett Jr.	15,650,128	248,312
Steven C. Davis	15,683,538	214,902
Patrice Douglas	15,499,707	398,733
Mark W. Funke	15,649,574	248,866
James M. Johnson	15,621,835	276,605
Larry J. Lanie	15,650,193	248,247
James M. Morris II	15,642,215	256,225
Kayse M. Shrum, D.O.	15,637,673	260,767
Russell W. Teubner	15,163,378	735,062

Based on the votes set forth above, each of the nominees was elected to serve as a director until the Annual Meeting in 2017.  The above reflects cumulative voting. There were 19,512,217 shares of common stock outstanding and entitled to vote at the annual meeting.  A total of 17,462,319 shares of common stock were represented at the meeting in person or by proxy, representing89.49% of the shares outstanding and entitled to vote at the annual meeting.

Advisory Vote on Executive Compensation:  At the annual meeting, the shareholders also approved the compensation of the Company’s Chief Executive Officer, Chief Financial Officer, and three most highly compensated other executive officers.  The shareholder vote was as follows:

For	Against	Abstain
13,811,278	1,575,196	511,966

Ratification of Appointment of Independent Registered Public Accounting Firm for 2016:  At the annual meeting, the shareholders also approved the engagement of BKD, LLP as the Company’s independent registered public accounting firm for 2016.  The shareholder vote was as follows:

For	Against	Abstain
17,289,563	160,702	12,054

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 25, 2016

SOUTHWEST BANCORP, INC. By: /s/ Mark W. Funke Name: Mark W. Funke Title: President and CEO